EXHIBIT 23.1









                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana


We consent to the incorporation by reference in the Registration Statement of Starcraft Corporation on Form S-3 of our report dated November 7, 2003, on the consolidated financial statements of Starcraft Corporation and Subsidiaries as of September 28, 2003 and September 29, 2002 and for each of the three years in the period ended September 28, 2003 included in the Annual Report (Form 10-K) for the year ended September 28, 2003.


                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC


Elkhart, Indiana
February 27, 2004